UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Heritage Insurance Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Heritage Insurance Holdings, Inc.

2600 McCormick Drive Suite 300

Clearwater, Florida 33759

April 27, 2016

To Our Stockholders:

On behalf of the Board of Directors and management of Heritage Insurance Holdings, Inc., we cordially invite you to attend the annual meeting of stockholders to be held on June 13, 2016, at 8:30 a.m., Eastern Daylight Time, at Safety Harbor Resort, 105 N. Bayshore Drive, Safety Harbor, FL 34695.

The following pages contain the formal notice of the annual meeting, the proxy statement and the proxy card. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors.

The purpose of the meeting is to consider and vote upon proposals to (i) elect nine directors who have been nominated for election, (ii) ratify the appointment of our independent registered public accounting firm for 2016 and (iii) transact such other business as may properly come before the meeting. In addition to the specific items to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. The proxy statement contains instructions on how you can request a paper copy of the proxy statement and annual report.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet or by mail if you request a proxy card in writing. Instructions regarding these methods of voting are contained on the notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on June 13, 2016.

We look forward to seeing you at the meeting.

Sincerely yours,

Bruce Lucas Chairman and Chief Executive Officer

Heritage Insurance Holdings, Inc.

2600 McCormick Drive Suite 300

Clearwater, Florida 33759

June 13, 2016, 8:30 a.m., Eastern Daylight Time

April 27, 2016

Fellow stockholders:

Notice is hereby given that the annual meeting of the stockholders of Heritage Insurance Holdings, Inc. (the “Company”), a Delaware corporation, will be held on June 13, 2016 at 8:30 a.m., Eastern Daylight Time, at Safety Harbor Resort, 105 N. Bayshore Drive, Safety Harbor, FL 34695, for the following purposes:

•	to elect nine members of the Board of Directors to serve until the 2017 annual meeting of stockholders or until their respective successors are elected and qualified;

•	to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016; and

•	to transact such other business as may properly come before the meeting.

These items of business, including the nominees for director, are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on April 19, 2016 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. However, whether or not you plan to attend the annual meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. Only stockholders of record as of the close of business on April 19, 2016 are entitled to receive notice of, and to attend and to vote at, the meeting. We look forward to seeing you at the annual meeting.

By Order of the Board of Directors,

Stephen Rohde
Chief Financial Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on June 13, 2016

Our Proxy Statement and 2015 Annual Report are available at http://www.investorvote.com/HRTG.

You may also request hard copies of these documents free of charge by writing to:

Investor Relations, Heritage Insurance Holdings, Inc., 2600 McCormick Drive Suite 300, Clearwater, Florida 33759.

The date of this proxy statement is April 27, 2016, and it is being delivered to stockholders on or about April 29, 2016.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting and Voting Information

Date and Time:	Monday, June 13, 2016 at 8:30 a.m., Eastern Daylight Time

Location:	Safety Harbor Resort, 105 N. Bayshore Drive, Safety Harbor, FL 34695

Admission:	When you arrive at the annual meeting, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Record Date:	April 19, 2016

Voting:	Each share of common stock entitles you to one vote on each matter to be voted on at the annual meeting. Cumulative voting is not permitted.

Items to be Voted on at the 2016 Annual Meeting of Stockholders

Proposal		Board of Directors’ Recommendation
•	Elect nine members of the Board of Directors to serve until the 2017 annual meeting of stockholders or until their respective successors are elected and qualified.	FOR

•	Ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016.	FOR

Director Nominees

Name	Director Since	Independent	Committee Memberships
			AC	CC	CGN
Bruce Lucas (Chairman and Chief Executive Officer)	2014	No
Richard Widdicombe (President)	2012	No
Panagiotis (Pete) Apostolou	2012	No
Irini Barlas	2014	Yes	C, F	M
Trifon Houvardas	2012	Yes	M
James Masiello	2014	Yes		C	M
Nicholas Pappas	2014	Yes		M	C
Joseph Vattamattam	2014	Yes
Vijay Walvekar	2012	Yes	M		M

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
CGN	Corporate Governance and Nominating Committee	F	Financial expert

Corporate Governance

We are committed to high standards of ethical and business conduct and strong corporate governance practices. This commitment is highlighted by the practices described below.

•	Annual Elections: Our directors are elected annually for one year terms.

•	Director Independence: Six of our nine director nominees are independent, and our key Board committees (Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee) are comprised entirely of independent directors.

•	No Shareholder Rights Plan. We do not currently have in place, nor have we ever had, a shareholder rights plan, commonly known as a “poison pill.”

Proxy Statement for the Annual Meeting of Stockholders of

HERITAGE INSURANCE HOLDINGS, INC.

To Be Held on June 13, 2016

2600 McCormick Drive Suite 300

Clearwater, Florida 33759

PROXY STATEMENT

This proxy statement and enclosed proxy card are being furnished commencing on or about April 29, 2016 in connection with the solicitation by the Board of Directors of Heritage Insurance Holdings, Inc., a Delaware corporation. In this proxy statement, we refer to Heritage Insurance Holdings, Inc. as the “Company,” “we,” “our” or “us” and the Board of Directors as the “Board.” We are sending the proxy materials because the Board is seeking your permission (or proxy) to vote your shares at the annual meeting of stockholders on your behalf. This proxy statement presents information that is intended to help you in reaching a decision on voting your shares of common stock. Only stockholders of record at the close of business on April 19, 2016, the record date, are entitled to vote at the meeting, with each share entitled to one vote. We have no other voting securities.

Annual Meeting Information

Date and Location. We will hold the annual meeting on June 13, 2016 at 8:30 a.m., Eastern Daylight Time, at Safety Harbor Resort, 105 N. Bayshore Drive, Safety Harbor, FL 34695.

Admission. Only record or beneficial owners of the Company’s common stock or their proxies may attend the annual meeting in person. When you arrive at the annual meeting, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Voting Information

Record Date. The record date for the annual meeting is April 19, 2016. You may vote all shares of the Company’s common stock that you owned as of the close of business on that date. Each share of common stock entitles you to one vote on each item to be voted on at the annual meeting. Cumulative voting is not permitted. On the record date, 30,954,108 shares of our common stock were outstanding. We need a majority of the shares of common stock outstanding on the record date, represented in person or by proxy, to hold the annual meeting.

Confidential Voting. Your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances, such as when you request or consent to disclosure.

Vote by Proxy. If your shares of common stock are held in your name, you can vote your shares on items presented at the annual meeting or by proxy. There are three ways to vote by proxy:

1.	By Telephone — Stockholders can vote by telephone by calling 1-800-652-VOTE (8683) and following the instructions on the proxy card;

2.	By Internet — You can vote over the Internet at www.investorvote.com/HRTG by following the instructions on the proxy card; or

3.	By Mail — You can vote by mail by signing, dating and mailing a proxy card that you request in writing.

Submitting Voting Instructions for Shares Held Through a Broker. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting with proper evidence of stock holdings, such as a recent brokerage account or bank statement. Street name stockholders should check the voting instruction cards used by their brokers or nominees for specific instructions on methods of voting. If your shares are held in street name, you must contact your broker or nominee to revoke your proxy.

If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases. Brokers may vote your shares as described below.

•	Non-discretionary Items. All items, other than the ratification of the appointment of the Company’s independent registered public accounting firm, are “non-discretionary” items. It is critically important that you submit your voting instructions if you want your shares to count for non-discretionary items, such as the election of directors. Your shares will remain unvoted for such items if your broker does not receive instructions from you.

•	Discretionary Item. The ratification of the appointment of the Company’s independent registered public accounting firm is a “discretionary” item. Brokers that do not receive instructions from beneficial owners may vote uninstructed shares in their discretion.

In order to carry on the business of the meeting, we must have a quorum. This means that stockholders representing a majority of the common stock issued and outstanding as of the record date must be present at the annual meeting, either in person or by proxy, for there to be a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum but broker non-votes are not considered “present” for purposes of voting on non-discretionary items. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Revoking Your Proxy. You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Stephen Rohde, Secretary, Heritage Insurance Holdings, Inc., 2600 McCormick Drive, Suite 300, Clearwater, Florida 33759; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

Votes Required to Elect Directors. Directors will be elected by a plurality of the votes present in person or by proxy at the annual meeting and entitled to vote. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the annual meeting. The size of the Board is currently set at nine members.

Votes Required to Adopt Other Proposals. The ratification of Grant Thornton LLP’s appointment as independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon.

“Abstaining” and “Broker Non-Votes.” You may “abstain” from voting for any nominee in the election of directors and on the other proposals. Shares “abstaining” from voting on any proposal will be counted as present at the annual meeting for purposes of establishing the presence of a quorum. Shares “abstaining” from voting on any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. Your abstention will have the effect of a vote against the ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm for fiscal year 2016. Broker non-votes will have no effect on the election of directors. There will be no broker non-votes with respect to the ratification of Grant Thornton LLP’s appointment as independent registered public accounting firm, as it is a discretionary item.

JOBS Act Explanatory Note

We are an “emerging growth company” under applicable federal securities laws and are therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2019; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

Nominees

The size of the Board is currently set at nine members. At the annual meeting, the stockholders will elect nine directors to serve until the 2017 annual meeting of stockholders or until their respective successors are elected and qualified. Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors. In accordance with the Company’s Bylaws, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting of stockholders.

Assuming a quorum is present, the nine nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company. Stockholders are not entitled to cumulate votes in the election of directors. All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. As of the date of this proxy statement, the Board has no reason to believe that any of the director nominees named herein will be unable or unwilling to serve as a director if elected.

The Company believes that its Board, as a whole, should encompass a range of talent, skill, diversity, experience and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. In addition to considering a candidate’s background, experience and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our business. Although the Company does not have a formal policy with regard to the consideration of diversity in identifying candidates, the Corporate Governance and Nominating Committee strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate level of talent, skills and expertise to oversee the Company’s business. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. The Company’s policy is to have at least a majority of our directors qualify as “independent directors” as defined in the rules of the NYSE. Currently, six of our nine directors are independent.

The Corporate Governance and Nominating Committee seeks candidates with strong reputations and experience in areas relevant to the strategy and operations of the Company, particularly in industries and growth segments that the Company serves, as well as key geographic markets where it operates. Each of the director nominees holds or has held senior positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, financial reporting, corporate governance, risk management and leadership development.

The Corporate Governance and Nominating Committee also believes that each of the nominees, each of whom is a current director, has the experience, expertise, integrity, sound judgment and ability to engage management in a collaborative fashion to collectively comprise an effective Board. In addition, the Corporate Governance and Nominating Committee believes that each of the nominees is committed to devoting significant time and energy to service on the Board and its committees.

The names of the director nominees, their ages as of April 20, 2016, their recent employment or principal occupation, the names of any public companies for which they currently serve as a director or have served as a director within the past five years, and their period of service as a Company director are set forth below.

Name	Age	Position
Bruce Lucas	44	Chairman and Chief Executive Officer
Richard Widdicombe	57	President and Director
Pete Apostolou	41	Director
Irini Barlas(1)(2)	44	Director
Trifon Houvardas(1)	49	Director
James Masiello(2)(3)	75	Director
Nicholas Pappas(2)(3)	41	Director
Joseph Vattamattam	39	Director
Vijay Walvekar(1)(3)	69	Director

(1)	Current member of our Audit Committee.

(2)	Current member of our Compensation Committee.
(3)	Current member of our Corporate Governance and Nominating Committee.

DIRECTOR NOMINEES

Bruce Lucas. Bruce Lucas has served as our Chairman and Chief Executive Officer since May 2014. Mr. Lucas served as our Chairman and Chief Investment Officer from August 2012 to May 2014. Prior to joining the Company, from January 2012 to August 2012, Mr. Lucas served as the Managing Member of IIM Holdings, II, LLC, an investment company. Prior to that, Mr. Lucas served as Chief Executive Officer of Infinity Investment Funds, a hedge fund, from April 2009 to December 2011. Prior to joining Infinity, Mr. Lucas was a restructuring attorney at Weil, Gotshal & Manges LLP. Mr. Lucas brings to the board of directors a critical link to management’s perspective in board discussions regarding the business and strategic direction of the Company.

Richard Widdicombe. Mr. Widdicombe has served as our President since August 2012 and served as our Chief Executive Officer from August 2012 to May 2014. Prior to joining the Company, Mr. Widdicombe served as Risk Manager of Homeowners Choice Property & Casualty Insurance Company (NYSE: HCI) from November 2009 to September 2011. Prior to that, Mr. Widdicombe served as President of People’s Trust Insurance Company from July 2007 to February 2009. Mr. Widdicombe brings to the board of directors an in-depth knowledge of the insurance industry gained from his years of leadership experience at multiple insurance carriers.

Pete Apostolou. Mr. Apostolou has served on our board of directors since August 2012. Mr. Apostolou is the owner of Central Cleaning Services and Central Parking Services, which he founded in 2010. He is also a real estate broker and owner of Alexa Realty of St. Petersburg, which he founded in 2004. Mr. Apostolou also serves as a manager and owner of several other commercial real estate companies. Mr. Apostolou brings to the board of directors an in-depth knowledge of the Florida commercial and residential real estate market.

Irini Barlas. Ms. Barlas has served on our board of directors since August 2014. Ms. Barlas is the Chief Financial and Operating Officer of Megastar Advisors, LLC, an insurance marketing and training organization, and has served in such role since January 2014. Since February 2010, Ms. Barlas has also served as the Director of Accounting and Finance of Barlas & Chambers, a provider of tax, insurance and investment services. Previously, from January 2009 through January 2010, Ms. Barlas was an auditor at Grant Thornton LLP. Ms. Barlas is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Ms. Barlas brings to the board of directors extensive experience in financial statement preparation and financial reporting and analysis.

Trifon Houvardas. Mr. Houvardas has served on our board of directors since August 2012. Mr. Houvardas has been involved in the real estate industry since 1992 and currently manages all aspects of three real estate businesses, Foresight Property Services, Foresight Holding Inc. and Fasco Investments Inc. Mr. Houvardas serves as a director of First Home Bank, LLC. Mr. Houvardas possesses particular knowledge and experience in real estate and complex transactions that strengthen the board’s collective qualifications, skills and experience.

James Masiello. Mr. Masiello has served on our board of directors since April 2014 and served as a director pending regulatory approval in 2013. Mr. Masiello founded Alliance Holdings, Inc., the parent company of Strategic Independent Agency Alliance, Inc. (SIAA), a national alliance of insurance agents, in 1994 and has served as its Chairman and Chief Executive Officer since that time. Mr. Masiello brings to the board of directors extensive operational and executive leadership experience in the insurance industry.

Nicholas Pappas. Mr. Pappas has served on our board of directors since April 2014 and served as a director pending regulatory approval in 2013. Mr. Pappas is the President and owner of FlameStone American Grill and Besa Grill, restaurants in the Tampa area that opened in 2007 and 2011, respectively. Mr. Pappas also owns or serves on the executive team of several commercial real estate holding companies with properties in the Tampa and Jacksonville, Florida areas. Mr. Pappas brings to the board of directors an entrepreneurial and executive management background, as well as a strong knowledge of the Florida commercial real estate market.

Joseph Vattamattam. Mr. Vattamattam has served on our board of directors since April 2014 and served as a director pending regulatory approval in 2013. Mr. Vattamattam is the Chief Executive Officer of HealthMap Solutions, a provider of technology and consulting services to healthcare organizations, a position he has held since July 2013. Prior to that, Mr. Vattamattam served as Vice President of Medical Economics at CareCentrix, Inc., a provider of home health solutions, from August 2010 to July 2013 and as Area Vice President, Operations from January 2010 to August 2010. Prior to that, Mr. Vattamattam held several positions at WellCare Health Plans, a provider of managed care services, from June 2007 to December 2009, most recently as Director, Health Services. Mr. Vattamattam previously held positions at Wachovia Securities and PricewaterhouseCoopers LLP. Mr. Vattamattam brings to the board executive management and leadership skills, as well as an in-depth knowledge of capital markets and financial analysis.

Vijay Walvekar. Mr. Walvekar has served on our board of directors since August 2012. Mr. Walvekar currently serves as Vice President of Central Home Health Care, Inc., a position he has held since January 1985. Mr. Walvekar also serves as President or Managing Member of several real property holding companies owning real estate in Florida and Michigan. Mr. Walvekar also serves as Managing Director of Control-Touch Electronics (Poona) Pvt. Ltd., an Indian technology company. Mr. Walvekar possesses knowledge and experience in real estate, strategic planning and leadership.

Required Vote

Directors are elected by a plurality of the votes of the shares present in person or by proxy at the annual meeting and entitled to vote on the election of directors. The individuals who receive the largest number of votes will be elected as directors up to the maximum number of directors to be elected at the annual meeting.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Grant Thornton LLP has served as the Company’s independent registered public accounting firm since November 2013 and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. In the event that ratification of this selection is not approved by the affirmative vote of the holders of a majority of the shares of common stock of the Company represented at the annual meeting in person or by proxy and entitled to vote on the item, the Audit Committee and the Board of Directors will review the Audit Committee’s future selection of an independent registered public accounting firm.

Representatives of Grant Thornton LLP will be present at the annual meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the Company’s common stock present at the annual meeting in person or by proxy and entitled to vote on this proposal is required to approve the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Leadership Structure

The Board determines whether it is appropriate to combine or separate the roles of Chairman of the Board and Chief Executive Officer depending on the Company’s circumstances at the time. Our Board of Directors currently believes it is in the best interests of the company to combine the positions of Chairman and Chief Executive Officer because this provides the Company with unified leadership and direction. Mr. Lucas, who currently serves as the Company’s Chief Executive Officer and as Chairman of the Board, possesses in-depth knowledge of the issues, opportunities and challenges the Company faces, and is thus best positioned to develop agendas and highlight issues that ensure that the Board’s time and attention are focused on the most critical matters. In addition, the Board has determined that this leadership structure is optimal because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership, as well as clear accountability. Having one person serve as Chairman and Chief Executive Officer also enhances the Company’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, and business partners, particularly during times of turbulent economic and industry conditions. Although the Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, separation of these offices would serve the Company’s best interests and the best interests of its stockholders.

Board of Directors Role in Risk Oversight

Our Board oversees the risk management activities designed and implemented by our management. The Board executes its oversight responsibility for risk management both directly and through its committees. The full Board also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, the Board receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our Board has delegated to the audit committee oversight of our risk management process. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management, as described below.

Meetings and Committees of the Board of Directors

During 2015, the Board held 6 meetings. During 2015, each director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period in which he or she was a director and the total number of meetings held by all of the committees of the Board on which he or she served. The Board has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The Audit, Compensation and Corporate Governance and Nominating Committees were formally established in May 2014 in connection with the Company’s initial public offering and operate under written charters adopted by the Board.

At the Board meetings, independent directors of the Company meet regularly in executive session without management as required by the NYSE listing standards. Generally, executive sessions are held in conjunction with regularly-scheduled meetings of the Board. Mr. Masiello presides over executive sessions of the Board. In 2015, the non-employee independent members of the Board met in executive session 4 times.

Audit Committee. Ms. Barlas and Messrs. Houvardas and Walvekar serve on the Audit Committee. Ms. Barlas serves as the chairwoman of our Audit Committee and, subject to her re-election to serve an additional one-year term, the Board has elected Ms. Barlas to continue as chairwoman of the Audit Committee in 2016. The Audit Committee is composed of non-employee directors, each of whom is independent under rule 10A-3 under the Exchange Act and the applicable listing standards of the NYSE, and is responsible for, among other things, supervising internal audit and reviewing internal financial controls and accounting principles to be employed in the preparation and review of our financial statements. In addition, the Audit Committee has authority to engage public accountants to audit our annual financial statements and determine the scope of the audit to be undertaken by such accountants. Ms. Barlas is our Audit Committee financial expert under the SEC rule implementing Section 404 of the Sarbanes-Oxley Act of 2002. During 2015, the Audit Committee held 8 meetings.

Compensation Committee. Messrs. Masiello and Pappas and Ms. Barlas serve on the Compensation Committee. Mr. Masiello serves as the chairman of our Compensation Committee and, subject to his re-election to serve an additional one-year term, the Board has elected Mr. Masiello to continue as chairman of the Compensation Committee. The Compensation Committee is composed of non-employee directors, each of whom is independent as required by the applicable listing standards of the NYSE, and is responsible for, among other things, reviewing and approving compensation of our Chief Executive Officer and our other executive officers. Additionally, the Compensation Committee reviews and recommends to our Chief Executive Officer and the Board policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of certain employee benefit plans for managerial employees. The Compensation Committee has the authority to administer our Omnibus Incentive Plan, and to advise and consult with our officers regarding managerial personnel policies. During 2015, the Compensation Committee held 1 meeting.

Corporate Governance and Nominating Committee. Messrs. Masiello, Pappas and Walvekar serve on the Corporate Governance and Nominating Committee. Mr. Pappas serves as the chairman of our Corporate Governance and Nominating Committee and, subject to his re-election to serve an additional one-year term, the Board has elected Mr. Pappas to continue as chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is composed of independent non-employee directors, each of whom is independent as required by the applicable listing standards of the NYSE, and is responsible for, among other things, assisting the Board with its responsibilities regarding:

•	the identification of individuals qualified to become directors;

•	the selection of the director nominees for the next annual meeting of stockholders;

•	the selection of director candidates to fill any vacancies on the Board;

•	the performance, composition, duties and responsibilities of the Board and the committees of the Board;

•	succession planning for the Chief Executive Officer; and

•	the operation of the Board with respect to corporate governance matters.

In evaluating and determining whether to nominate a candidate for a position on the Company’s Board, the Corporate Governance and Nominating Committee will consider the candidate’s professional ethics and values, relevant management experience and a commitment to enhancing stockholder value. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Corporate Governance and Nominating Committee from current Board members, stockholders, professional search firms, officers or other persons. The Corporate Governance and Nominating Committee will review all candidates in the same manner regardless of the source of recommendation. During 2015, the Corporate Governance and Nominating Committee held 1 meeting.

The Corporate Governance and Nominating Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted in accordance with the Company’s Bylaws. Any stockholder recommendations which are submitted under the criteria summarized above should include the candidate’s name and qualifications for Board membership and should be addressed to one of our employees.

For purposes of potential nominees to be considered at the 2017 annual stockholders’ meeting, the Corporate Secretary must receive this information no earlier than February 13, 2017 and no later than the close of business on March 15, 2017 in accordance with the procedures in the Bylaws. The notice must set forth the candidate’s name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law. In addition, the notice must include the stockholder’s name, address and the number of shares beneficially owned (and the period they have been held).

In 2015, the Company did not engage a third party to identify, evaluate or assist in identifying potential nominees for director.

Director Independence

There are no family relationships among any of our executive officers or directors. Our board of directors has affirmatively determined that each of Messrs. Houvardas, Masiello, Pappas, Vattamattam and Walvekar and Ms. Barlas is an “independent director,” as defined under the rules of the NYSE. In making the independence determination, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant, including the beneficial ownership of the Company’s capital stock by each non-employee director and the transactions involving them as described in the section titled “Certain Relationships and Related Party Transactions.”

Governance Documents

The Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee charters are available at www.heritagepci.com on the “Investor” page under the link “Corporate Governance.” In addition, the Board has adopted corporate governance guidelines, which are available at www.heritagepci.com on the “Investor” page under the link “Corporate Governance.” Information on, or accessible through, our website is not a part of, or incorporated by reference into, this proxy statement.

Communications with Directors

The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent c/o Stephen Rohde, Secretary, Heritage Insurance Holdings, 2600 McCormick Drive, Suite 300, Clearwater, Florida 33759.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board.

Attendance at Annual Meeting

Directors are encouraged, but not required, to attend our annual stockholders’ meeting.

EXECUTIVE OFFICERS

The names of the executive officers of the Company and their ages, titles and biographies as of April 20, 2016 are set forth below.

Bruce Lucas, 44, is being considered for the position of director of the Company. See “Director Nominees” for a discussion of Mr. Lucas’ business experience.

Richard Widdicombe, 57, is being considered for the position of director of the Company. See “Director Nominees” for a discussion of Mr. Widdicombe’s business experience.

Stephen Rohde, 64, has served as our Chief Financial Officer, Treasurer and Secretary since August 2012. Prior to joining the Company, Mr. Rohde served as Chief Financial Officer and Treasurer of People’s Trust Insurance Company from April 2008 to July 2012. Mr. Rohde serves on the board of directors of Lion Insurance Company.

Mel Russell, 60, has served as our Executive Vice President, Chief Underwriting Officer and Director of Sales & Marketing since August 2013. Prior to joining the Company, Mr. Russell served as President, Chief Underwriting Officer, Corporate Secretary and Executive Vice President of United Insurance Holdings Corporation (NASDAQ: UIHC) beginning in January 2009.

Ernie Garateix, 44, has served as our Chief Operating Officer since December 2014. Prior to that, from August 2012 to December 2014, Mr. Garateix served as our Executive Vice President. Prior to joining the Company, Mr. Garateix served as Vice President for American Integrity Insurance Group beginning in October 2007.

Sharon Binnun, 54, has served as our Executive Vice President of Finance since November 2014. Prior to joining the Company, Ms. Binnun served as the Executive Vice President of Cypress Property Insurance Company from July 2013 to August 2014. Prior to that, Ms. Binnun served as the Chief Financial Officer of Citizens Property Insurance Corporation from February 2007 to July 2013.

Paul Neilson, 60, has served as our Vice President of Claims since September 2012. Prior to joining the Company, Mr. Neilson served as the Manager, Claim Quality Assurance for Citizens Property Insurance Corporation from September 2011 to August 2012. Prior to that, from August 2010 to August 2011, Mr. Neilson served as the Director of Claims Management for Homeowners Choice Property & Casualty Insurance Company (NYSE: HCI). From April 1996 to August 2010, Mr. Neilson served in various capacities at First Floridian Auto & Home / Travelers of Florida, an affiliate of The Travelers Indemnity Company.

Joseph Peiso, 57, has served as our Vice President of Compliance since May 2014 and previously served as our Controller from September 2012 to May 2014. Prior to joining the Company, Mr. Peiso served as Chief Financial Officer of Sunz Insurance Holdings, LLC from September 2011 to August 2012. Prior to that, Mr. Peiso served as Chief Financial Officer of United Insurance Holdings Corporation (NASDAQ: UIHC) from January 2010 to August 2011. From June 2004 to December 2009, Mr. Peiso served as Managing Member of Sarasota Bay Insurance Managers, LLC. Mr. Peiso is a certified public accountant in the State of Florida.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 19, 2016 (except as indicated below) by:

•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors and director nominees;

•	each of our named executive officers listed in the “EXECUTIVE AND DIRECTOR COMPENSATION” section of this proxy statement; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Heritage Insurance Holdings, Inc., 2600 McCormick Drive, Suite 300, Clearwater, Florida 33759.

Name and Address	Number of Shares Beneficially Owned(1)		Approximate Percent of Class(1)
CERTAIN BENEFICIAL OWNERS (not including directors and executive officers):
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	2,168,690		7.0%

Creative Planning(3) 3400 College Boulevard Leawood, KS 66211	1,986,608		6.4%

DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Bruce Lucas	1,992,787	(4)	6.3%
Richard Widdicombe	1,058,753	(5)	3.4%
Ernie Garateix	265,455	(6)	*
Pete Apostolou	165,048	(7)	*
Irini Barlas	30,900	(8)	*
Trifon Houvardas	345,532	(9)	1.1%
James Masiello	378,349	(10)	1.2%
Nicholas Pappas	73,395	(11)	*
Joseph Vattamattam	58,441	(7)	*
Vijay Walvekar	424,171	(12)	1.4%
All directors and executive officers as a group (15 persons)	4,832,477	(13)	15.1%

*	= less than 1%
(1)	“Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 19, 2016 are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. The number of shares beneficially owned is determined as of April 19, 2016, and the percentages are based upon 30,954,108 shares of our common stock outstanding as of April 19, 2016. Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.
(2)	Based solely on a Schedule 13G filed with the SEC on February 11, 2016.
(3)	Based solely on a Schedule 13F filed with the SEC on April 8, 2016.

(4)	Includes 494,612 shares held by the Alec Lucas Trust and 122,020 shares held by IIM Holdings, LLC and IIM Holdings II, LLC, entities controlled by Mr. Lucas. Also includes exercisable options to purchase 600,000 shares of common stock.
(5)	Includes exercisable options to purchase 320,000 shares of common stock.
(6)	Includes exercisable options to purchase 111,212 shares of common stock.
(7)	Includes exercisable options to purchase 10,000 shares of common stock.
(8)	These shares are held by the Lee M. Barlas and Irini Barlas Living Trust.
(9)	Includes 297,282 shares held by K&M Insurance Investors, LLC, an entity controlled by Mr. Houvardas. Also includes exercisable options to purchase 10,000 shares of common stock.
(10)	Includes 22,195 shares held by Mr. Masiello’s wife and 120,718 shares held by Alliance Holdings, Inc., an entity controlled by Mr. Masiello and members of his family. Also includes exercisable options to purchase 25,641 shares of common stock.
(11)	These shares are held jointly by Mr. Pappas and his father. Includes exercisable options to purchase 10,000 shares of common stock.
(12)	Includes 287,889 shares held by Mr. Walvekar’s wife. Also includes exercisable options to purchase 41,282 shares of common stock.
(13)	Includes exercisable options to purchase 1,138,135 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. They are also required to provide us with copies of any forms they file.

Based solely on our review of the reports furnished to us, we believe that during the last fiscal year, all reports filed by our directors and executive officers under Section 16(a) were made timely, except that a Form 4 for Stephen Rohde was untimely filed on June 5, 2015, a Form 4 for Melvin Russell was untimely filed on June 4, 2015, and a Form 4 for Joseph Peiso was untimely filed on May 13, 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the ordinary course of our business, we have entered into transactions with our directors, officers and 5% or greater stockholders or companies in which they have a material interest. We entered into the transactions set forth below in 2015. Our Audit Committee is responsible for approving related party transactions, as defined in applicable rules promulgated by the SEC. Our Audit Committee operates under a written charter pursuant to which all related party transactions are reviewed for potential conflicts of interest. Such transactions must be approved by our Audit Committee.

Property Management and Construction

Skye Lane Properties, LLC (“Skye Lane”), one of our wholly-owned subsidiaries, is party to a Property Management Agreement with Central Management, Inc., a company owned by Mr. Apostolou, for the management of our 13-acre campus in Clearwater, Florida. During the year ended December 31, 2015, Skye Lane paid property management fees of $121,550 to Central Management, Inc.

EXECUTIVE COMPENSATION

Executive Compensation Program Summary

Our executive compensation program in 2015 for Messrs. Lucas, Widdicombe and Garateix consisted of three primary elements:

Base Salary – which is intended to be generally competitive with salaries of similarly-situated executives at comparable companies.

Annual Incentive Award – which was based on our EBITDA performance, and commensurate with our EBITDA performance in 2015 (versus 2014), resulted in increased bonuses in 2015 (versus 2014).

Long-Term Equity Awards – which consisted of one-time restricted stock grants under our Omnibus Plan (defined below). These awards vest ratably and are intended to be long-term compensation over a five-year period, subject to the executive’s continued employment. None of these grants vested in 2015. We intended these grants to compensate our executives over the next five years, and we do not intend to make similar annual grants to our executives on a recurring basis.

Each of these elements is described in more detail in the following tables and narrative descriptions.

Summary Compensation Table

The following Summary Compensation Table discloses the compensation information for fiscal years 2014 and 2015 for our principal executive officer (“PEO”) and the two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year (our “named executive officers”). Compensation information for fiscal year 2014 is not provided for Mr. Garateix, as he was not a named executive officer in such year. Certain updated 2016 compensation and other information is provided in the narrative sections following the Summary Compensation Table.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
Bruce Lucas	2015	750,000	10,430,940	16,050,000	—	33,057	27,263,997
Chairman and Chief Executive Officer	2014	676,108	4,600,000	—	1,803,150	47,672	7,126,930

Richard Widdicombe	2015	750,000	1,450,000	5,350,000	—	35,495	7,585,495
President	2014	818,479	1,000,000	—	955,661	41,142	2,815,282

Ernie Garateix	2015	325,000	100,000	2,675,000	—	27,396	3,127,396
Chief Operating Officer

(1)	Amounts disclosed in the Bonus column for Mr. Lucas, Mr. Widdicombe and Mr. Garateix represent discretionary annual incentive awards earned under the Company’s annual cash incentive program. Bonus values in 2015 reflect the Company’s EBITDA performance results (increased from 2014).
(2)	The awards shown in this column include restricted stock awards granted under our Omnibus Plan in 2015, based on the grant date fair value of the awards computed in accordance with FASB ASC Topic 718, which was based on a fair value of $21.40 per share. These awards vest annually over a five-year period and the executives will not realize compensation until such vesting dates, beginning in November 2016 based on the stock price as of such dates. Accordingly, our executives did not realize any compensation related to these grants in 2015. We intended these grants to compensate our executives over the next five years, and we do not intend to make similar annual grants to our executives on a recurring basis.

(3)	Each of Messrs. Lucas, Widdicombe, and Garateix received an automobile allowance during 2015. The amounts disclosed above also include Company contributions with respect to the Company 401(k) plan and pension plan and the excess portion of the employer share of premiums offered to our named executive officers with respect to the following benefits: health insurance, dental insurance, vision insurance, life insurance, short-term disability insurance, long-term disability insurance and HSA account contributions (Messrs. Lucas, Widdicombe and Garateix).

Base Salaries

Our named executive officers were entitled to the following annual base salaries:

Named Executive Officer	2015 Base Salary (Effective January 1, 2015)	2016 Base Salary (Effective January 1, 2016)
Bruce Lucas	$750,000	$2,000,000
Richard Widdicombe	$750,000	$1,750,000
Ernie Garateix	$325,000	$750,000

Annual Incentive Awards

Each year, the Board establishes a bonus pool in its discretion, based on the Company’s EBITDA performance. Annual incentive awards for 2015 for our named executive officers were determined in the Board’s discretion, subject to the minimum bonus entitlements specified in the named executive officers’ employment agreements, as described below. The Board did not establish preset performance goals with respect to 2015 annual incentive awards. In the Board’s discretion, annual incentive awards may be paid in cash and/or vested Company shares, as described below.

Award of Restricted Stock

On November 4, 2015, we granted restricted stock, under our Ominbus Plan, to certain of our employees, which have ratable annual vesting over the next five years’, subject to the recipient’s continued employment with the Company through such date. All restricted stock awards granted to our named executive officers in 2015 are summarized in the table below.

Name	November 4, 2015 Restricted Stock
Bruce Lucas	750,000
Richard Widdicombe	250,000
Ernie Garateix	125,000

Severance and Change of Control Agreements

Our named executive officers are not parties to any separate severance or change of control agreements. As described below, our named executive officers are entitled to certain severance and change of control payments and benefits pursuant to their employment agreements.

Employee Benefits

Our named executive officers participate in other employee benefit plans generally available to all employees on the same terms, such as medical, dental, life, disability insurance programs and a 401(k) plan. In 2015, we provided nonelective contributions to the 401(k) accounts of all our employees, including our named executive officers, equal to 3% of his or her annual compensation, subject to applicable IRS limitations. We do not provide our named executive officers with significant perquisites or similar personal benefits.

Mr. Lucas’ Employment Agreement

Effective January 1, 2014, Mr. Lucas entered into an employment agreement with us to serve as our Chairman of the Board and Chief Investment Officer for a term of five years (the “Lucas Agreement”). Effective May 2, 2014, Mr. Lucas’ position was changed to Chairman and Chief Executive Officer to more accurately reflect Mr. Lucas’ responsibilities. The Lucas Agreement provided for an initial base salary of $680,000 per year beginning January 1, 2014 and, if the Company achieves $25 million in EBITDA on a consolidated basis during 2014, his base salary would increase to $750,000 per year beginning on January 1, 2015 and remain at this level for the balance of the term of the Lucas Agreement. The Company achieved this goal and Mr. Lucas’ base salary was increased to $750,000 effective as of January 1, 2015. In addition, Mr. Lucas was entitled to participate in the 2015 annual bonus pool in an amount not less than 30% of the bonus pool.

Effective November 4, 2015, Mr. Lucas entered into an amended and restated employment agreement (the “Lucas Amended Agreement”) with us to serve as our Chief Executive Officer until December 31, 2020. The Lucas Amended Agreement provides for (i) an annual base salary of $2.0 million commencing on January 1, 2016 (subject to annual cost of living and inflation-based adjustments), (ii) an incentive bonus under the Heritage Insurance Holdings, Inc. Omnibus Incentive Plan (the “ Omnibus Plan”) of $1.75 million for each calendar year, beginning in 2016, subject to the Company’s achievement of at least $50 million in EBITDA for such year and (iii) an annual cash bonus under the Company’s EBITDA bonus pool with a target amount equal to the greater of (A) $2.5 million or (B) the remainder of the Company’s bonus pool after paying all employee bonuses. In connection with the Lucas Amended Agreement, Mr. Lucas received a grant of 750,000 shares of restricted stock, which vest in equal annual installments of 150,000 shares beginning on November 4, 2016.

Mr. Lucas would be entitled to his base salary and share-based compensation payments for the remainder of the employment term, under the Lucas Amended Agreement, in the event he is terminated by us without “Cause,” which is defined as (i) a breach of the employment agreement or (ii) any fraud, breach of fiduciary duty, gross negligence, embezzlement or misappropriation against the Company. If the Lucas Amended Agreement, expires without the Company offering him a new employment agreement with compensation levels similar to those offered under this agreement in the last year of its term, then he would be entitled to severance equal to his annual base salary in the final year of the agreement.

If Mr. Lucas dies during the term of the Lucas Amended Agreement, his estate would be entitled to 50% of his base salary for the remainder of the employment term.

Mr. Lucas may resign upon giving no less than 90 days’ notice.

If Mr. Lucas shall become unable to perform his duties by reason of illness or injury for a consecutive period of ninety (90) days, then the Company may, within thirty (30) days, suspend of the officership of Mr. Lucas. In the event of such suspension, Mr. Lucas shall remain an employee of the Company and receive its regular compensation and all its regular fringe benefits as set forth above through December 31st of the following year, in which case Mr. Lucas’ employment with the Company shall terminate at the end of such period if Mr. Lucas has not returned to the full-time performance of his duties.

In the event of a “change of control” (as defined in the Lucas Amended Agreement), Mr. Lucas would be entitled to continue receiving, through the remainder of the term of the Lucas Amended Agreement, (i) his base salary as in effect on the change of control date, (ii) his annual bonuses in amounts no less than those paid in the preceding 12 months and (iii) employee benefits as in effect on the change of control date.

Upon a termination of employment for any reason, Mr. Lucas would continue to be subject to non-solicitation and non-competition restrictive covenants for periods of one year and two years, respectively, following such termination.

Mr. Widdicombe’s Employment Agreement

Effective January 1, 2014, Mr. Widdicombe entered into an employment agreement (the “Widdicombe Agreement”) with us to serve as our President and Chief Executive Officer for a term of five years. Effective May 2, 2014,

Mr. Widdicombe’s position was changed to President to more accurately reflect Mr. Widdicombe’s responsibilities. The Widdicombe Agreement provided for an initial base salary of $680,000 per year beginning January 1, 2014 and, if the Company achieves $25 million in EBITDA on a consolidated basis during 2014, his base salary would increase to $750,000 per year beginning on January 1, 2015 and remain at this level for the balance of the term of the Widdicombe Agreement. The Company achieved this goal and Mr. Widdicombe’s base salary was increased to $750,000 effective as of January 1, 2015. In addition, Mr. Widdicombe was entitled to participate in the 2015 annual bonus pool in an amount not less than 10% of the bonus pool, subject to the discretion of the Chairman of the Board.

Effective November 4, 2015, Mr. Widdicombe entered into an amended and restated employment agreement (the “Widdicombe Amended Agreement”) with us to serve as President of the Company until December 31, 2020. The Widdicombe Amended Agreement provides for (i) an annual base salary of $1.75 million commencing on January 1, 2016 (subject to annual cost of living and inflation-based adjustments), (ii) an incentive bonus under the Omnibus Plan of $375,000 for each calendar year beginning in 2016, subject to the Company’s achievement of at least $50 million in EBITDA for such year and (iii) an annual cash bonus under the Company’s EBITDA bonus pool of $375,000 beginning in 2016. In connection with the Widdicombe Amended Agreement, Mr. Widdicombe received a grant of 250,000 shares of restricted stock which vest in equal annual installments of 50,000 shares beginning on November 4, 2016.

Mr. Widdicombe would be entitled to his base salary and share based compensation for the remainder of the employment term, under the Widdicombe Amended Agreement, in the event he is terminated by us without “Cause,” which is defined as (i) a breach of the employment agreement or (ii) any fraud, breach of fiduciary duty, gross negligence, embezzlement or misappropriation against the Company. If the Widdicombe Amended Agreement expires without the Company offering him a new employment agreement with compensation levels similar to those offered under this agreement in the last year of its term, then he would be entitled to severance equal his annual base salary in the final year of the agreement.

If Mr. Widdicombe dies during the term of the Widdicombe Amended Agreement, his estate would be entitled to 50% of his base salary for the remainder of the employment term.

Mr. Widdicombe may resign upon giving no less than 90 days’ notice.

If Mr. Widdicombe shall become unable to perform his duties as provided for herein by reason of illness or injury for a consecutive period of ninety (90) days, then the Company may, within thirty (30) days, suspend of the officership of Mr. Widdicombe. In the event of such suspension, Mr. Widdicombe shall remain an employee of the Company and receive its regular compensation and all its regular fringe benefits as set forth above through December 31st of the following year, in which case Mr. Widdicombe’s employment with the Company shall terminate at the end of such period if Mr. Widdicombe has not returned to the full-time performance of his duties.

In the event of a “change of control” (as defined in the agreement), Mr. Widdicombe would be entitled to continue receiving, through the remainder of the term of the agreement, (i) his base salary as in effect on the change of control date, (ii) his annual bonuses in amounts no less than those paid in the preceding 12 months and (iii) employee benefits as in effect on the change of control date.

Upon a termination of employment for any reason, Mr. Widdicombe would continue to be subject to non-solicitation and non-competition restrictive covenants for periods of one year and two years, respectively, following such termination.

Mr. Garateix’s Employment Agreement

Effective August 1, 2012, Mr. Garateix entered into an employment agreement (the “Garateix Agreement”) with us to serve as an Executive Vice President until the third anniversary of the Garateix Agreement. Effective December 22, 2014, Mr. Garateix‘s was promoted to serve as our Chief Operating Officer. The Garateix Agreement provided for an initial base salary of $215,000 during the term of the Garateix Agreement (subject to annual reviews by the Board). In addition, Mr. Garateix was entitled to participate in the 2015 annual bonus pool in an amount not less than 10% of his base salary, or such additional amount as determined by us.

Effective November 4, 2015, Mr. Garateix entered into an employment agreement (the “Garateix Amended Agreement”) with us to serve as our Chief Operating Officer of the Company until December 31, 2020. The Garateix Amended Agreement provides for (i) an annual base salary of $750,000 commencing on January 1, 2016 (subject to annual cost of living and inflation-based adjustments) and (ii) an annual cash bonus of up to $100,000 under the Company’s EBITDA bonus pool during the term of the Garateix Amended Agreement, subject to available funds in the Company’s EBITDA bonus pool. In connection with the Garateix Amended Agreement, Mr. Garateix received a grant of 125,000 shares of restricted stock which vest in equal annual installments of 25,000 shares beginning on November 4, 2016.

Mr. Garateix may resign upon giving no less than 90 days’ notice.

Upon a termination of employment for any reason, Mr. Garateix would be subject to non-solicitation and non-competition restrictive covenants for periods of five years and two years, respectively, following such termination.

Outstanding Equity Awards at 2015 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date ($)		Number of Shares of or Units of Stock that Have Not Vested (#)		Market Value of Shares of Units of Stock that Have Not Vested ($)
Bruce Lucas	100,000	—	14.02	9/24/2017	(1)	750,000	(3)	16,365,000	(3)
	500,000	—	16.89	12/2/2017	(2)

Richard Widdicombe	70,000	—	14.02	9/24/2017	(1)	250,000	(3)	5,455,000	(3)
	250,000	—	16.89	12/2/2017	(2)

Ernie Garateix	20,000	—	14.02	9/24/2017	(1)	125,000	(3)	2,727,500	(3)
	91,212	—	16.89	12/2/2017	(2)

(1)	These stock options were granted on September 24, 2014 and became fully vested on March 15, 2015, subject to the executive’s continued employment with the Company through such date.
(2)	These stock options were granted on December 2, 2014, 50% of which were fully vested upon grant and the remaining 50% are scheduled to vest on April 30, 2015, subject to the executive’s continued employment with the Company through such date.
(3)	These restricted stock awards were granted on November 4, 2015, which have ratable annual vesting over the next five years’, subject to the executive’s continued employment with the Company through such date. The market value of these shares is shown based on the closing price of the Company’s stock December 31, 2015, which was $21.82 per share.

Narrative to Outstanding Equity Awards Table

All awards reported in the table above were granted under the Omnibus Plan, which was disclosed and adopted in connection with our initial public offering.

Director Compensation

As described more fully below, the following table summarizes the annual compensation for our non-employee directors during 2015.

2015 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
Pete Apostolou	100,000	—	100,000
Irini Barlas	100,000	—	100,000
Trifon Houvardas	100,000	—	100,000
James Masiello	100,000	—	100,000
Nicholas Pappas	100,000	—	100,000
Joseph Vattamattam	100,000	—	100,000
Vijay Walvekar	100,000	—	100,000

(1)	All of our non-employee directors received annual cash payments in connection with their provision of services to the Board during 2015. The amounts disclosed above for all of our non-employee directors include $100,000 for their annual cash retainers.
(2)	The amounts disclosed above represent the grant date fair value of stock options granted during 2015, computed in accordance with FASB ASC Topic 718. With respect to the non-employee directors’ 2015 compensation, each director had the option to receive stock options in lieu of their annual cash retainers.
(3)	As of December 31, 2015, our non-employee directors held the following number of stock options, all of which were fully vested: Messrs. Apostolou, Houvardas, Pappas, Masiello and Vattamattam each held 10,000 stock options, respectively; Ms. Barlas—held no stock options because she exercised all of her outstanding and vested options on 7/8/15; and Mr. Walvekar—41,282 stock options.

Narrative to Director Compensation Table

The table above describes the compensation earned by our non-employee directors in 2015. Our processes and procedures for considering and determining the amount of compensation we pay our non-employee directors consist of a periodic review of director compensation by the Board.

Effective January 1, 2015, the annual cash retainers for our non-employee directors were increased from $45,000 to $100,000. For 2015 compensation, non-employee directors had the option to receive stock options in lieu of their annual cash retainers. On December 2, 2014, Mr. Masiello elected to receive 50% of his 2015 annual retainer in the form of stock options and therefore received 15,641 stock options, which vest 50% on January 1, 2015 and 50% on April 1, 2015. Mr. Walvekar elected to receive 100% of his 2015 annual retainer in the form of stock options and therefore received 31,282 stock options, which vest 25% on January 1, 2015, 25% on April 1, 2015, 25% on July 1, 2015 and 25% on October 1, 2015.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of three non-employee directors, Irini Barlas, Trifon Houvardas and Vijay Walvekar, each of whom the Board has determined to be an independent director as defined in the rules of the NYSE. The Audit Committee is a standing committee of the Board and operates under a written charter adopted by the Board, which is available at www.heritagepci.com on the “Investor” page under the link “Corporate Governance.” Among its other functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accounting firm (the “independent auditors”).

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During 2015, at each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team and the independent auditors. The Audit Committee’s agenda is established by the Audit Committee’s chairwoman and senior members of the Company’s financial management team. The Audit Committee met in private sessions with the Company’s independent auditors at certain of its meetings, and also separately with the Company’s head of internal audit, without management representation, to discuss financial management, accounting and internal control issues. The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Committee discussed with the independent auditors that firm’s independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

Based on the Audit Committee’s discussion with management and the independent auditors, and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Submitted by the Audit Committee of the Board of Directors,

Irini Barlas (Chairwoman)
Trifon Houvardas
Vijay Walvekar

FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

For the fiscal years ended December 31, 2015 and 2014, Grant Thornton LLP, our independent registered public accounting firm, billed the approximate fees set forth below:

Fees	Fiscal Year Ended December 31, 2015	Fiscal Year Ended December 31, 2014
Audit Fees (1)	$609,870	$882,202
Audit-Related Fees (2)	37,638	31,783
Tax Fees	125,371	60,990
All Other Fees	—	—

Total	$772,879	$974,975

(1)	Audit fees include fees billed for professional services rendered for the integrated audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, and other related services that are normally provided in connection with statutory and regulatory filings. Audit fees for the year ended December 31, 2015 and 2014 include fees related our initial public offering and other periodic filings with the SEC.
(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with mergers and acquisitions, attest services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

The Audit Committee has adopted certain policies and procedures regarding permitted audit and non-audit services and the annual pre-approval of such services. Each year, the Audit Committee will ratify the types of audit and non-audit services of which management may wish to avail itself, subject to pre-approval of specific services. Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit services for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services. Any additional interim requests for additional non-audit services that were not contained in the annual pre-approval request will be approved during quarterly Audit Committee meetings.

All services provided by Grant Thornton LLP during the fiscal year ended December 31, 2015 were approved by the Audit Committee.

OTHER INFORMATION

Stockholder Proposals for the 2017 Annual Meeting

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2017 annual meeting of stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8) and received by the Secretary of the Company on or before December 30, 2016. Stockholder proposals to be presented at the 2017 annual meeting of stockholders which are not to be included in the Company’s proxy materials must be received by the Company no earlier than February 13, 2017 and no later than March 15, 2017, in accordance with the procedures in the Company’s Bylaws.

Expenses of Solicitation

The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

We have delivered only one notice to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice and, if applicable, proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. Stockholders should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit their request to our transfer agent in writing addressed to: Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842-3170. In addition, stockholders who currently receive multiple copies of the notice at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a request to our transfer agent in writing at the address above.

Upon request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish without charge a separate copy of our proxy statement or annual report to you upon written or oral request to: Investor Relations, Heritage Insurance Holdings, Inc., 2600 McCormick Drive Suite 300, Clearwater, Florida 33759, or by telephone at 727-362-7200.

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 12, 2016.

Vote by Internet
• Go to www.investorvote.com/HRTG
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.		• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 - Bruce Lucas	☐	☐	02 - Richard Widdicombe	☐	☐	03 - Panagiotis (Pete) Apostolou	☐	☐	+
	04 - Irini Barlas	☐	☐	05 - Trifon Houvardas	☐	☐	06 - James Masiello	☐	☐
	07 - Nicholas Pappas	☐	☐	08 - Joseph Vattamattam	☐	☐	09 - Vijay Walvekar	☐	☐

		For	Against	Abstain

2.	Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for fiscal year 2016.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02CL8A

2016 Annual Meeting Admission Ticket

2016 Annual Meeting of

Heritage Insurance Holdings, Inc. Stockholders

Monday, June 13, 2016, 8:30 a.m.

Safety Harbor Resort

105 N. Bayshore Dr.

Safety Harbor, FL 34695

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — Heritage Insurance Holdings, Inc.

Notice of 2016 Annual Meeting of Stockholders

Safety Harbor Resort, 105 N. Bayshore Dr., Safety Harbor, FL 34695

Proxy Solicited by Board of Directors for Annual Meeting – June 13, 2016

Bruce Lucas, Richard Widdicombe and Stephen Rohde, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Heritage Insurance Holdings, Inc. to be held on June 13, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the director nominees and FOR the ratification of Grant Thornton LLP as the independent registered public accounting firm for fiscal year 2016.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)